UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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UNITED SECURITY BANCSHARES, INC.

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UNITED SECURITY BANCSHARES, INC.

TO OUR SHAREHOLDERS:

We will hold the 2006 Annual Meeting of Shareholders of United Security Bancshares, Inc. (“Bancshares”), at 2:00 p.m., local time, on Tuesday, May 9, 2006, at Alabama Southern Community College, 30755 Highway 43, Thomasville, Alabama 36784.

We have enclosed a notice of the meeting, a proxy statement, a proxy and the Annual Report to Shareholders for 2005 and hope that you will study the enclosed materials carefully and attend the meeting in person.

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it by facsimile (334) 636-9606 or by mail in the accompanying envelope as promptly as possible. You may revoke the proxy by voting in person at the meeting, by signing and delivering a later-dated proxy or by giving written notice of revocation to the Secretary of Bancshares at any time before the proxy is voted.

Sincerely,

/s/ Hardie B. Kimbrough
Hardie B. Kimbrough
Chairman of the Board

/s/ R. Terry Phillips
R. Terry Phillips
President and Chief Executive Officer

April 5, 2006

UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(334) 636-5424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

May 9, 2006

TO THE SHAREHOLDERS OF UNITED SECURITY BANCSHARES, INC.:

Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of United Security Bancshares, Inc. (“Bancshares”) will be held at Alabama Southern Community College, 30755 Highway 43, Thomasville, Alabama 36784, on Tuesday, May 9, 2006, at 2:00 p.m., local time, for the following purposes:

(1)	To elect twelve (12) directors of Bancshares to serve for the ensuing year.

(2)	To approve a proposal to amend the Bylaws of Bancshares to increase the retirement age of directors from seventy (70) years to seventy-five (75) years.

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 21, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A complete list of the shareholders of Bancshares will be available and open for examination by any shareholder of Bancshares during ordinary business hours for a period beginning two business days after the mailing of this notice of the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy and send it promptly by facsimile (334) 636-9606 or mail in the envelope provided for this purpose. The proxy may be revoked by your vote in person at the Annual Meeting, by your signing and delivering a later-dated proxy or by your giving written notice of revocation to the undersigned Secretary of Bancshares at any time prior to the voting thereof.

By Order of the Board of Directors,

/s/ Larry M. Sellers
Larry M. Sellers
Secretary

Thomasville, Alabama

April 5, 2006

i

UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(334) 636-5424

PROXY STATEMENT

FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2006

INTRODUCTION

This Proxy Statement is furnished on or about April 5, 2006, by United Security Bancshares, Inc. (“Bancshares”) to the holders of common stock of Bancshares in connection with Bancshares’ Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Tuesday, May 9, 2006, at 2:00 p.m. at Alabama Southern Community College, 30755 Highway 43, Thomasville, Alabama 36784 (the “Annual Meeting”). The matters to be considered and acted upon are:

(1)	the election of twelve (12) directors of Bancshares;

(2)	the approval of a proposal to amend the Bylaws of Bancshares to increase the retirement age of directors from seventy (70) years to seventy-five (75) years; and

(3)	the transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors of Bancshares recommends you elect the twelve (12) director-nominees named in this Proxy Statement and approve the proposal to amend the Bylaws of Bancshares as described in this Proxy Statement.

The Board of Directors of Bancshares is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary of Bancshares or by signing and delivering a later-dated proxy. We must, however, actually receive the written notice or later-dated proxy before the vote of the shareholders. We will vote all properly executed proxies delivered pursuant to this solicitation at the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies FOR Proposal 1 and FOR Proposal 2 and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

Bancshares will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, facsimile and electronic communication. Banks, brokers, nominees or fiduciaries will forward the proxy materials to their principals and obtain authorization for the execution of proxies. Bancshares will, upon request, reimburse banks, brokers, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

Bancshares and its Subsidiaries

Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, with assets of approximately $621 million. We operate one banking subsidiary in Alabama, First United Security Bank, a bank organized and existing under the laws of Alabama (“First United Security” or the “Bank”), with nineteen (19) banking offices. At December 31, 2005, First United Security accounted for substantially all of Bancshares’ consolidated assets.

Bancshares also owns all the stock of First Security Courier Corporation, Inc., an Alabama corporation organized to provide certain bank courier services. The Bank owns all the stock of Acceptance Loan Company, Inc., which provides consumer loans and purchases consumer loans from vendors. FUSB Reinsurance, Inc., an Arizona corporation and wholly-owned subsidiary of the Bank, reinsures or “underwrites” credit life and credit accident and health insurance policies sold to the Bank’s and Acceptance Loan Company, Inc.’s consumer loan customers.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 21, 2006. Only shareholders as of this date are eligible to vote at the Annual Meeting. At the close of business on March 15, 2006, there were 6,419,167 shares of the common stock of Bancshares, par value $0.01 per share, outstanding. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

Vote Required to Approve the Proposals

At the Annual Meeting, a majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors of Bancshares will be elected by a plurality of the shares represented at the meeting and entitled to vote, whether in person or by proxy, and the proposed amendment to the Bylaws of Bancshares will be approved by the majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

A shareholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) is determined by the votes cast at the annual meeting, abstentions will not affect the outcome of this matter. An abstention as to the proposal to amend the Bylaws (Proposal 2) will have the same effect as voting against the proposal.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items, absent instructions from the beneficial owner of such shares (a “broker non-vote”). Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Broker non-votes will not be counted for purposes of the election of directors, but will count as votes against Proposal 2, the proposed amendment to Bancshares’ Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 15, 2006, no person was known to management to be the beneficial owner of more than five percent (5%) of Bancshares’ outstanding common stock. The following table sets forth the number and percentage of outstanding shares of Bancshares’ common stock beneficially owned as of March 15, 2006, by (i) the Chief Executive Officer and the four (4) next highest paid executive officers of Bancshares who were serving in this capacity at the end of 2005 whose total salary and bonus exceeded $100,000 during 2005 (collectively, the “Named Executive Officers”); (ii) each director and director-nominee of Bancshares; and (iii) all executive officers and directors of Bancshares as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP[1]	PERCENT OF CLASS
Dan R. Barlow	18,482[2]	*
Linda H. Breedlove	7,082[3]	*
Gerald P. Corgill	151,436[4]	2.4%
Wayne C. Curtis	1,269[5]	*
John C. Gordon	226,124[6]	3.5%
William G. Harrison	56,086[7]	*
Hardie B. Kimbrough	63,175[8]	*
Jack W. Meigs	550[9]	*
William D. Morgan	15,218[10]	*
R. Terry Phillips	3,967[11]	*
Larry M. Sellers	31,741[12]	*
Ray Sheffield	62,200[13]	*
James C. Stanley	10,000[14]	*
Robert Steen	7,038[15]	*
Howard M. Whitted	11,067[16]	*
Bruce N. Wilson	11,113[17]	*
All directors and executive officers as a group (17 persons)	680,235	10.6%

*	Represents less than one percent (1%) of the outstanding shares.
[1]	Unless otherwise indicated, the named person has sole voting and sole investment power for the shares indicated. Percentage of ownership is based on 6,422,957 shares of Bancshares’ common stock representing 6,419,167 shares outstanding as of March 15, 2006 and 3,790 shares of common stock equivalents held in the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan which may be acquired by certain directors within 60 days of March 15, 2006. Bancshares currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.
[2]	Includes 548 shares owned by Mr. Barlow’s spouse with respect to which Mr. Barlow disclaims beneficial ownership. Also includes 1,500 shares held in the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) (the “401(k) Plan”).
[3]	Includes 84 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Ms. Breedlove may acquire beneficial ownership within 60 days.
[4]	Includes 105,072 shares owned by Mr. Corgill’s spouse with respect to which Mr. Corgill disclaims beneficial ownership. Also includes 4,124 shares owned by Dozier Hardware Company, of which Mr. Corgill is President and 7,240 shares owned by the Dozier Hardware Company Profit Sharing Plan & Trust.

[5]	Includes 119 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Dr. Curtis may acquire beneficial ownership within 60 days.
[6]	Includes 10,560 shares held jointly with Mr. Gordon’s spouse. Also includes 100 shares owned by Mr. Gordon’s minor son and 100 shares owned by Mr. Gordon’s minor daughter. Also includes 105,418 shares held by the estate of Vivian H. Gordon, of which Mr. Gordon serves as co-executor. Also includes 32 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Gordon may acquire beneficial ownership within 60 days.
[7]	Includes 264 shares held jointly with Mr. Harrison’s spouse.
[8]	Includes 280 shares held jointly with Mr. Kimbrough’s spouse. Also includes 26,994 shares owned by Mr. Kimbrough’s spouse with respect to which Mr. Kimbrough disclaims beneficial ownership. Also includes 2,015 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Kimbrough may acquire beneficial ownership within 60 days.
[9]	Includes 300 shares held jointly with Mr. Meigs’ wife. Also includes 50 shares owned by Mr. Meigs’ minor sons.
[10]	Includes 14,823 shares held in the 401(k) Plan. Also includes 200 shares held jointly with Mr. Morgan’s spouse. Also includes 195 shares owned by Mr. Morgan’s spouse.
[11]	Includes 2,067 shares held in the 401(k) Plan. Also includes 100 shares held jointly with Mr. Phillips’ spouse.
[12]	Includes 19,089 shares held in the 401(k) Plan. Also includes 12,552 shares held jointly with Mr. Sellers’ spouse.
[13]	Includes 54,886 shares held jointly with Mr. Sheffield’s spouse.
[14]	Includes 9,600 shares held by the James C. Stanley Trust, of which Dr. Stanley is the Trustee.
[15]	Includes 3,038 shares held in the 401(k) Plan. Also includes 4,000 shares held jointly with Mr. Steen’s spouse.
[16]	Includes 1,467 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Whitted may acquire beneficial ownership within 60 days.
[17]	Includes 544 shares held jointly with Mr. Wilson’s spouse. Also includes 100 shares owned by Mr. Wilson’s minor son and 100 shares owned by Mr. Wilson’s minor daughter. Also includes 73 shares of common stock equivalents held pursuant to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, with respect to which Mr. Wilson may acquire beneficial ownership within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the directors and executive officers of Bancshares and persons who own more than 10% of a registered class of Bancshares’ equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of Bancshares. Directors, executive officers and greater than 10% shareholders are required by the SEC regulations to furnish Bancshares with copies of all Section 16(a) reports they file.

To Bancshares’ knowledge, based solely on a review of the copies of such reports furnished to Bancshares and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) reports applicable to its directors, executive officers and greater than 10% beneficial owners were timely filed.

PROPOSAL 1:

ELECTION OF DIRECTORS

Bancshares recommends that the shareholders elect the twelve (12) persons named below to hold office until the 2007 Annual Meeting of Shareholders of Bancshares or until their successors are elected and qualified. All director-nominees are proposed for election for a term of one (1) year. Unless “Withhold” or “For All Except” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting for the election of the twelve (12) nominees to the Board of Directors. The Board recommends a vote FOR the election of the twelve (12) nominees.

Bancshares’ Bylaws provide that the Board of Directors shall consist of up to sixteen (16) members. Because the Board of Directors remains in the process of seeking candidates for the vacant positions on the Board, there are fewer nominees named than the number fixed by the Bylaws. Shareholders may not vote for a greater number of persons than the number of nominees named.

While Bancshares’ management knows of no reason why any nominee would be unable to serve as a director, if before the voting at the Annual Meeting, any person to be elected a director is unable to serve, the shares that would otherwise be voted for such person may be voted for the election of such substitute person as the members of the Board of Directors may recommend.

The following provides certain biographical information about the directors who have been nominated for re-election as directors of Bancshares. Bancshares, as the sole shareholder of First United Security, intends to re-elect all of the directors of Bancshares as directors of First United Security. Mr. Kimbrough is currently the Chairman of the Board of Bancshares and the Chairman of the Board of First United Security. Information regarding the executive officers of Bancshares and First United Security who are not directors also is provided.

Director-Nominees

Dan R. Barlow Director since 1997 Age 64	Mr. Barlow currently serves as Assistant Vice President of Bancshares. Mr. Barlow has served as Executive Vice President, City President of First United Security since 1998, upon the merger of First Bank & Trust (“FB&T”) with and into First United Security in 1997 (the “FB&T Merger”). Mr. Barlow became a director of Bancshares pursuant to the terms of the FB&T Merger.

Linda H. Breedlove Director since 1997 Age 62	Ms. Breedlove served as Publisher/Editor of The South Alabamian, Inc., a newspaper publishing company, for 29 years until January 2003. Ms. Breedlove, now retired, was employed with Breedlove Office Supply and Printing from January 2003 until April 2004.

Gerald P. Corgill Director since 1985 Age 64	Mr. Corgill has served as President of Dozier Hardware Company, a hardware and building supply company, since 1982.

Wayne C. Curtis Director since 2000 Age 66	Dr. Curtis has served as a private consultant since 1999 and currently serves as Professor Emeritus of Banking at Troy State University. He served part-time from 1999 through 2003 as the Director of Education and Regulatory Affairs with the Community Bankers Association of Alabama and served as the Assistant Superintendent and Superintendent of Banks in the Alabama State Banking Department from 1995 through 1999.

John C. Gordon Director since 1997 Age 48	Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994.

William G. Harrison Director since 1976 Age 59	Mr. Harrison has served as Timber Settlements and Records Manager for Linden Lumber Company (sawmill) since 1999.

Hardie B. Kimbrough Director since 1986 Age 68	Mr. Kimbrough is currently Of Counsel with the Gilmore Law Office. Mr. Kimbrough served as Presiding Circuit Judge for the First Judicial Circuit of the State of Alabama from 1977 until his retirement in 1995.

Jack W. Meigs Director since 1997 Age 48	Mr. Meigs has served as a Circuit Judge for the Fourth Judicial Circuit of the State of Alabama since 1991.

R. Terry Phillips Director since 1999 Age 52	Mr. Phillips became a director of Bancshares pursuant to an Employment Agreement among Bancshares, First United Security and Mr. Phillips dated January 1, 1999, and Mr. Phillips has served as President and Chief Executive Officer of Bancshares and First United Security since 1999. From 1991 until 1998, Mr. Phillips served as President and Chief Executive Officer of First Community Bank in Chatom, Alabama.

Ray Sheffield Director since 1997 Age 68	Mr. Sheffield was part-owner of Deas Insurance Agency from 1976 until 2001 and part-owner of West Alabama Insurance Agency from 1996 until 2001. Mr. Sheffield, now retired, served as sheriff of Clarke County, Alabama from 1971 until 1995.

Howard M. Whitted Director since 1985 Age 61	Mr. Whitted was a forester for Weyerhauser Company (forest products and container board manufacturer) from 1968 until his retirement in 2005.

Bruce N. Wilson Director since 1997 Age 51	Mr. Wilson is currently a partner in the law firm of Wilson & Drinkard where he has worked since 1993.

Executive Officers Who Are Not Also Directors

J. Daniel Matheson III Age 48	Mr. Matheson has served as Investment Officer of Bancshares since May 2001. Mr. Matheson has served as Senior Vice President, Investment Officer of First United Security since 1996.

William D. Morgan Age 57	Mr. Morgan has served as Assistant Secretary of Bancshares since 1997 and as Assistant Vice President of Bancshares since 2000. Mr. Morgan has served as Executive Vice President, Loan Administration of First United Security since 1998.

Larry M. Sellers Age 57	Mr. Sellers has served as Vice President, Secretary and Treasurer of Bancshares since 1987. Mr. Sellers has served as Senior Executive Vice President and Chief Administrative Officer of First United Security since 1984.

Robert Steen Age 57	Mr. Steen has served as Assistant Treasurer of Bancshares since 1997, Assistant Vice President of Bancshares since 2000 and Principal Financial Officer and Principal Accounting Officer since 2003. Mr. Steen has served as Executive Vice President and Chief Financial Officer of First United Security since 1997, upon the FB&T Merger.

Bancshares’ Board of Directors

The Board has determined that the directors standing for re-election, with the exception of Mr. Phillips and Mr. Barlow, do not have any material relationships with Bancshares (either directly or as a partner, shareholder or officer of an organization that has a relationship with Bancshares) that would interfere with the exercise of independent judgment in carrying out their responsibilities and are “independent” within the meaning of Bancshares’ director independence standards, which reflect The Nasdaq Stock Market, Inc. director independence standards, as currently in effect. Accordingly, a majority of the Board of Directors is comprised of “independent directors” as set forth in the Nasdaq listing standards.

The Boards of Directors of Bancshares and First United Security conduct their business through meetings of the boards and committees. During 2005 the Board of Directors of Bancshares met twelve times, and the Board of Directors of First United Security met twelve times. In 2005 each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served.

The Board of Directors currently does not have a policy with regard to Board members’ attendance at any annual meeting of shareholders. All but two of the directors attended Bancshares’ 2005 Annual Meeting of Shareholders.

The directors of Bancshares receive $600 per month for service as directors and $500 per board meeting attended. The Chairman of the Board receives an additional $750 per month for his service in such capacity, and the Secretary receives $450 per month and the Assistant Secretary, Assistant Treasurer and Investment Officer each receive $300 per month for service in such capacities. Non-employee committee members receive $250 per committee meeting attended, and the chairpersons of the Audit Committee, the Compensation Committee, and the Nominating, Executive and Corporate Governance Committee receive an additional $150 per meeting attended. Directors also are reimbursed for reasonable travel expenses incurred in the performance of their duties.

All of the directors of Bancshares, who also serve as directors of First United Security, receive $400 per First United Security board meeting attended. The non-employee directors of the Bank’s subsidiary, Acceptance Loan Company, Inc., each receive $250 per month, with the exception of the Chairman who receives an additional $150 per month. The non-employee directors of the Bank’s other subsidiary, FUSB Reinsurance, Inc., receive $250 per meeting attended. The non-employee members of the Board of Directors of Acceptance Loan Company, Inc. include Ray Sheffield, James C. Stanley, and Bruce N. Wilson, Chairman, and the non-employee members of the Board of Directors of FUSB Reinsurance, Inc. are Jack W. Meigs, Ray Sheffield, and Bruce N. Wilson.

Non-employee directors may elect to defer payment of all or any portion of their Bancshares’ and/or First United Security director fees under the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Plan”). The Plan permits directors to invest their directors’ fees and to receive the adjusted value of the deferred amounts in cash and/or shares of Bancshares’ common stock.

In October 2002 Bancshares entered into retirement agreements with each of the then current directors (individually, a “Retirement Agreement”). Under the terms of each director’s Retirement Agreement, if a director terminates his or her directorship with Bancshares or the Bank as a result of his or her resignation, retirement, death or disability or a change-in-control of Bancshares or the Bank, he or she is entitled to be paid an annual benefit as calculated under his or her respective Retirement Agreement for a term of ten (10) years. The amount of the benefit depends on the reason for the director’s termination of service and the number of years he or she served as a director. Assuming all current directors were to terminate their service with Bancshares or the Bank on or after retirement age or as a result of a change-in-control, the average annual benefit paid to each of the current directors would be approximately $18,300.

PROPOSAL 2:

AMENDMENT TO THE BYLAWS OF BANCSHARES

TO INCREASE THE DIRECTOR RETIREMENT AGE

Currently Section 3.3 of the Bylaws of Bancshares’ provides that if a director attains age seventy (70) during his or her term, the director may finish the then current term but cannot stand for re-election. The Board of Directors has proposed an amendment to the Bylaws to increase the director retirement age from seventy (70) years to seventy-five (75) years.

The Board of Directors believes that based on the candidate pool for qualified directors, seventy-five (75) years is a more appropriate retirement age. The proposed amendment to the Bylaws of Bancshares serves to increase the pool of qualified candidates and helps to ensure continuity of incumbent directors when it is in the best interest of Bancshares and its shareholders. The Nominating, Executive and Corporate Governance Committee will continue to use the same criteria when evaluating and selecting new directors, and age will continue to be one of these factors.

If the proposed amendment to Bancshares’ Bylaws is approved, upon reaching age seventy-five (75), a director may finish out his or her then current term but cannot stand for re-election thereafter. If the Bylaws of Bancshares are amended as proposed, Section 3.3 will read as follows:

SECTION 3.3 Election; Term of Office. Directors shall be elected at each annual meeting of the stockholders. Directors shall be elected by plurality vote of the stockholders. Each Director shall hold office until the next annual meeting of the stockholders and thereafter until such time as his successor shall have been elected and qualified. No reduction in the number of Directors shall have the effect of removing any director before such Director’s term of office shall expire. If a Director attains the age of seventy-five (75) years during his or her term as a Director, he or she may complete his or her then current term but may not stand for election or re-election as a Director of the Corporation thereafter.

All members of the Board will be impacted in the future by the proposed change in the director retirement age.

The Board of Directors has determined that the proposed amendment to Bancshares’ Bylaws to increase the retirement age from seventy (70) years to seventy-five (75) years is in the best interests of Bancshares and its shareholders, and accordingly, the Board of Directors recommends a vote FOR the proposal to amend the Bylaws of Bancshares.

CORPORATE GOVERNANCE

Bancshares is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running Bancshares’ business effectively and to maintaining Bancshares’ integrity in the marketplace. Bancshares’ Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide Bancshares’ and the Bank’s employees, including the chief executive officer and other senior financial officers, in their conduct and compliance with applicable law. A copy of the United Security Bancshares, Inc. Code of Business Conduct and Ethics is filed as Exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003.

The following is a summary of Bancshares’ Board and committee structure, the director nomination process and the procedures for shareholder communications with the Board of Directors.

Certain Committees of the Board

Audit Committee

Bancshares’ Board has an Audit Committee which assists the Board with its oversight responsibilities with respect to the financial reports and other financial information provided by Bancshares to its shareholders and others, Bancshares’ financial policies and procedures and disclosure controls and procedures, Bancshares’ system of internal controls and Bancshares’ auditing, accounting and financial reporting processes. The Audit Committee operates under a written charter approved by the Board of Directors on February 19, 2004, a copy of which was filed as an appendix to the proxy statement for the 2004 Annual Meeting of Shareholders. The members of the Audit Committee are Wayne C. Curtis, Chairman, Hardie B. Kimbrough, William G. Harrison and Jack W. Meigs. During 2005 the Audit Committee met nine times.

Applicable Nasdaq listing standards and the Exchange Act rules require that at least one member of Bancshares’ Audit Committee to have acquired through education or experience, an understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Bancshares’ financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal control over financial reporting; and an understanding of audit committee functions. The Board has determined that Wayne C. Curtis, Chairman of the Audit Committee, has the requisite attributes of an “audit committee financial expert” as defined by the applicable standards and rules, and such attributes were acquired through experience as the chief executive officer of a commercial bank (which included supervising the accountant/controller of such bank) in addition to other relevant education and experience including serving as the Director of Education and Regulatory Affairs with the Community Bankers Association of Alabama and serving as the Assistant Superintendent and Superintendent of Banks in the Alabama State Banking Department.

The Board has carefully evaluated the backgrounds of the members of the Audit Committee and determined that such members, including Dr. Curtis, qualify as “independent” as defined in the applicable Nasdaq listing standards. For a further discussion of the Audit Committee, see “AUDIT COMMITTEE REPORT” below.

Compensation Committee

The Compensation Committee aids the Board in meeting the Board’s responsibilities with regard to oversight and determination of executive compensation. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of Bancshares’ and First United Security’s executive officers and administers Bancshares’ equity compensation plans. The Compensation Committee operates under a written charter adopted by the Board of Directors on February 19, 2004, a copy of which was filed as an appendix to the proxy statement for the 2004 Annual Meeting of Shareholders. The members of the Compensation Committee are Bruce N. Wilson, Chairman, Linda H. Breedlove, Gerald P. Corgill, John C. Gordon and Howard M. Whitted. The Compensation Committee met three times in 2005. The Board has carefully evaluated the backgrounds of the members of the Compensation Committee and determined that such members qualify as “independent” as defined in the applicable Nasdaq listing standards. For a further discussion of the Compensation Committee, see “COMPENSATION COMMITTEE REPORT” below.

Nominating, Executive and Corporate Governance Committee

In February 2004 the Board of Directors of Bancshares created a Nominating, Executive and Corporate Governance Committee as a successor to the Executive Committee. Among other responsibilities, the Nominating, Executive and Corporate Governance Committee reviews and recommends the selection of directors and members of committees of the Board and reviews and establishes the governance practices of Bancshares. The Nominating, Executive and Corporate Governance Committee operates under a written charter adopted by the Board of Directors on February 19, 2004, a copy of which was filed as an appendix to the proxy statement for the 2004 Annual Meeting of Shareholders. The members of the Nominating, Executive and Corporate Governance Committee are Hardie B. Kimbrough, Chairman, Gerald P. Corgill, Wayne C. Curtis, Ray Sheffield and John C. Gordon. The Nominating, Executive and Corporate Governance Committee met six times in 2005. The Board has carefully evaluated the backgrounds of the members of the Nominating, Executive and Corporate Governance Committee and determined that such members qualify as “independent” as defined in the applicable Nasdaq listing standards.

Consideration of Director-Nominees

Director Qualifications

Criteria that is used by the Nominating, Executive and Corporate Governance Committee in connection with evaluating and selecting new directors includes factors relating to whether the director candidate would meet the definition of “independent” as defined by the Nasdaq listing standards, as well as the director candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Process for Evaluating Director-Nominees

The process followed by the Nominating, Executive and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating, Executive and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Nominating, Executive and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director-Nominees Proposed by Shareholders

The Nominating, Executive and Corporate Governance Committee will consider nominees recommended by shareholders for inclusion by the Board of Directors in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director-nominees, including candidates recommended by shareholders, the Nominating, Executive and Corporate Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Nominating, Executive and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the Nominating, Executive and Corporate Governance Committee of United Security Bancshares, Inc., c/o Corporate Secretary of United Security Bancshares, Inc., 131 West Front Street, P.O. Box 249, Thomasville, Alabama 36784:

•	The name of the recommended person;

•	All information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•	As to the shareholder making the recommendation, the name and address, as they appear on Bancshares’ books, of such shareholder; provided, however, that if the shareholder is not a registered holder of Bancshares’ stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Shareholder Communications with the Board of Directors

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating, Executive and Corporate Governance Committee will be primarily responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairman of the Nominating, Executive and Corporate Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating, Executive and Corporate Governance Committee

c/o Corporate Secretary of United Security Bancshares, Inc.

131 West Front Street

P.O. Box 249

Thomasville, Alabama 36784

All written communications to Bancshares’ Board of Directors will be relayed to the Nominating, Executive and Corporate Governance Committee without being screened by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers of Bancshares and First United Security and their associates were customers of, and had transactions with, First United Security in the ordinary course of business since the beginning of 2005, and additional transactions likely will take place in the ordinary course of business. Included in such transactions are outstanding loans, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2005 the law firm of Wilson & Drinkard, of which Bruce N. Wilson, a director of Bancshares, is a partner, and the Gilmore Law Office, of which Hardie B. Kimbrough, a director of Bancshares, is Of Counsel, rendered various legal services to Bancshares and its subsidiaries. Wilson & Drinkard and the Gilmore Law Office likely will provide additional legal services to Bancshares and its subsidiaries in 2006.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four (4) directors who are independent directors as defined under the rules of The Nasdaq Stock Market, Inc., as currently in effect.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management Bancshares’ audited financial statements as of, and for, the year ended December 31, 2005.

•	We have discussed with the independent auditors, Mauldin & Jenkins, Certified Public Accountants, LLC, the matters required to be discussed by Statement on Auditing Standard No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

•	We have received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and have discussed with the independent auditors the auditors’ independence.

Based on the review and discussions referred to above, we recommend to the Board of Directors that the audited financial statements be included in Bancshares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

It should be noted that management is responsible for Bancshares’ financial reporting process including its system of internal controls and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Bancshares’ independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review this process. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

This report furnished by the Audit Committee:

Wayne C. Curtis, Chairman

Hardie B. Kimbrough

William G. Harrison

Jack W. Meigs

EXECUTIVE COMPENSATION

The following table indicates all compensation paid by Bancshares or First United Security for services rendered to Bancshares or First United Security during the last three years by R. Terry Phillips, Larry M. Sellers, Robert Steen, Dan R. Barlow and William D. Morgan, the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation[1]		All Other Compensation[2]
R. Terry Phillips President & Chief Executive Officer of Bancshares and First United Security	2005 2004 2003	$ $ $	265,000 238,000 220,000	$ $ $	96,725 76,160 69,300	$ $ $	21,770 13,500 12,000	$ $ $	13,585 13,585 13,585

Larry M. Sellers Vice President, Secretary & Treasurer of Bancshares and Senior Executive Vice President & Chief Administrative Officer of First United Security	2005 2004 2003	$ $ $	151,305 137,550 125,050	$ $ $	46,905 39,889 31,888	$ $ $	6,583 5,400 5,400	$ $ $	15,387 10,755 10,194

Robert Steen Assistant Vice President, Assistant Treasurer, Principal Financial Officer & Principal Accounting Officer of Bancshares and Executive Vice President & Chief Financial Officer of First United Security	2005 2004 2003	$ $ $	128,150 122,330 107,937	$ $ $	39,727 34,411 27,005	$ $ $	4,769 3,600 3,600	$ $ $	12,365 8,740 9,453

Dan R. Barlow Assistant Vice President of Bancshares and Executive Vice President, City President of First United Security	2005 2004 2003	$ $ $	100,353 97,430 94,585	$ $ $	32,364 27,524 26,301	$ $ $	20,013 13,500 12,000	$ $ $	7,673 7,424 6,921

William D. Morgan Assistant Vice President & Assistant Secretary of Bancshares and Executive Vice President, Loan Administration of First United Security	2005 2004 2003	$ $ $	99,776 96,870 94,025	$ $ $	29,184 28,334 20,921	$ $ $	5,328 3,600 3,600	$ $ $	7,687 7,068 6,821

[1]	The amounts shown in this column represent payments of board and committee fees in 2003, 2004, and 2005 and personal use of an automobile in 2005.
[2]	The amounts shown in this column for 2005 represent Bancshares’ contributions to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) in the amounts of $12,000 for Mr. Phillips, $11,677 for Mr. Sellers, $9,901 for Mr. Steen, $7,673 for Mr. Barlow and $7,687 for Mr. Morgan and premiums paid on term life insurance policies in the amounts of $1,585 for Mr. Phillips and $800 for Mr. Sellers. The column also includes compensation paid in 2005 for unused vacation in the amount of $2,910 for Mr. Sellers and $2,464 for Mr. Steen.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In 1999 Bancshares entered into an employment agreement (the “Agreement”) with Mr. Phillips. The Agreement had an initial term of three years but contains automatic renewal provisions such that the remaining term of the Agreement at any given time will be three years. The Agreement provides that Mr. Phillips will be paid and eligible for the following compensation, among other employee benefits: an annual base salary not less than $192,500; the opportunity to earn an annual bonus under any incentive plan; participation in any long-term incentive programs; term life insurance coverage in the amount of $250,000; and reimbursement of ordinary and reasonable expenses incurred in performing his duties as Chief Executive Officer.

In the event that Mr. Phillips’ employment is terminated by Bancshares for reasons other than death, disability, retirement or for cause or Mr. Phillips terminates his employment for good reason (all as defined in the Agreement), he is entitled to receive compensation in an amount equal to three (3) times his base salary then in effect; provided, however, if Mr. Phillips’ employment is terminated after a change-in-control of Bancshares or the Bank or a change-in-control occurs within six (6) months after his termination of employment, he is entitled to receive compensation in an amount equal to five (5) times his base salary then in effect. In the event that Mr. Phillips terminates his employment during the thirty-day period immediately following the first anniversary of a change-in-control without reason, he is entitled to three (3) times his base salary then in effect. Bancshares also will reimburse Mr. Phillips for certain excise taxes that he may be obligated to pay as a result of receiving payments under the Agreement.

In September 2002 Bancshares entered into individual salary continuation agreements (individually, a “Salary Continuation Agreement”) with Messrs. Phillips, Sellers, Steen, Barlow and Morgan. Under the terms of each Salary Continuation Agreement, if one of these executive officers terminates service with Bancshares or the Bank as a result of an executive officer’s resignation, retirement, death or disability or a change-in-control of Bancshares or the Bank, he is entitled to be paid an annual benefit as calculated under his respective Salary Continuation Agreement for a term of fifteen (15) years. The amount of the benefit depends on the reason for the executive officer’s termination of service and the number of years he served as an executive officer. Assuming an executive officer terminates his service with Bancshares or the Bank on or after retirement age or as a result of a change-in-control, he would be entitled to the following annual benefit: Mr. Phillips, $192,001, Mr. Sellers, $66,001, Mr. Steen, $61,501, Mr. Barlow, $36,000 and Mr. Morgan, $61,500.

In October 2002 Bancshares entered into retirement agreements (individually, a “Retirement Agreement”) with Mr. Phillips and Mr. Barlow in their capacities as directors of Bancshares. Under the terms of each Retirement Agreement, if Mr. Phillips or Mr. Barlow terminates his directorship with Bancshares or the Bank as a result of his resignation, retirement, death or disability or a change-in-control of Bancshares or the Bank, he is entitled to be paid an annual benefit as calculated under his respective Retirement Agreement for a term of ten (10) years. The amount of the benefit depends on the reason for the director’s termination of service and the number of years he served as a director. Assuming Mr. Phillips or Mr. Barlow terminates his service with Bancshares or the Bank on or after retirement age or as a result of a change-in-control, each director would be entitled to the following annual benefit: Mr. Phillips, $22,993 and Mr. Barlow, $15,657.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Bruce N. Wilson, Linda H. Breedlove, Gerald P. Corgill, John C. Gordon and Howard M. Whitted. Pursuant to the Compensation Committee’s charter, Mr. Phillips, President and Chief Executive Officer of Bancshares, is permitted to be present at meetings of the Compensation Committee during which executive compensation other than for himself is under review and consideration. No member of the Compensation Committee during 2005 was an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

COMPENSATION COMMITTEE REPORT

This report is provided by the Compensation Committee of the Board of Directors to assist shareholders in understanding the Compensation Committee’s objectives and procedures in establishing the compensation of Bancshares’ and First United Security’s Chief Executive Officer and other executive officers, including the Named Executive Officers.

Bancshares’ and First United Security’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of five (5) non-employee directors who are “independent,” as determined by the Board, within the meaning of the applicable Nasdaq listing standards. The Compensation Committee is responsible for reviewing, recommending and approving salaries and other compensation of the Bancshares’ executive officers, administering Bancshares’ long-term incentive plans and overseeing and administering Bancshares’ equity-based plans. The specific duties and responsibilities of the Compensation Committee are further described in the charter of the Compensation Committee.

The Compensation Committee has been provided with competitive pay and performance information by outside sources. First United Security’s staff provided additional analysis that was used by the Compensation Committee. In structuring the incentive programs, the Compensation Committee has been advised by external legal counsel, as well as Bancshares’ staff, on plan design.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of Bancshares’ and First United Security’s key executives should:

•	link rewards to business results and shareholders’ returns,

•	encourage creation of shareholder value and achievement of strategic objectives,

•	maintain an appropriate balance between salary and incentive opportunity,

•	attract and retain, on a long-term basis, high caliber personnel,

•	provide a total compensation opportunity that is competitive with the banking industry, taking into account relative company size and performance as well as individual responsibilities and performance, and

•	continue to provide compensation that is tax deductible.

Key Elements of Executive Compensation

Bancshares’ and First United Security’s existing executive compensation program consists of two elements: base pay and incentives. Payment of the incentives depends on performance measured against annual objectives as described below.

Base Pay

•	Salary structures are targeted to average pay levels of other regional banks of similar size and structure. Individual base pay within the structures is based on sustained individual performance towards achieving Bancshares’ goals and objectives.

•	Executive officers’ salaries are reviewed annually.

Incentives

•	The incentive plan is an annual cash incentive plan that links incentives to performance results of the prior year. Awards are based on three components: corporate results, bank operating results and individual performance.

•	Operating and financial targets are set at the beginning of each year. Targets include a variety of elements such as: loan growth, expense control, income generation, return on average assets (“ROAA”), return on average equity (“ROAE”) and loan portfolio performance. Results are measured against annual business plan objectives and against industry standards.

•	Actual individual incentives depend on assessments of individual success in meeting targets.

2005 CEO Compensation

R. Terry Phillips, Chief Executive Officer, executed an employment agreement effective January 1, 1999. Mr. Phillips’ 2005 base salary was set by the Compensation Committee and approved by the Board of Directors based upon a review of executives’ salaries at other regional banks of comparable size and within the parameters set forth in Mr. Phillips’ employment agreement.

The 2005 incentive compensation for the Chief Executive Officer was based on the same goals and criteria as the incentive for bank loan officers. Bank employees earned a cash incentive based on a minimum ROAA goal for the Bank of 1.30% and a minimum ROAE goal for Bancshares of 14.0% and certain other criteria discussed below. The incentive award was based on the actual achievement of 2.04% ROAA for the Bank and 18.14% ROAE for Bancshares. Additionally, the Chief Executive Officer was awarded a cash incentive for his success in increasing average deposit growth and maintaining low charge-offs and delinquencies in the loan portfolio. The Compensation Committee’s base salary and incentive recommendation for the Chief Executive Officer were reviewed and approved by all of the members of the Board of Directors.

Based on recommendations to the Compensation Committee from the Chief Executive Officer, the 2005 base salaries for the other executive officers were established by the Compensation Committee. The Compensation Committee reviewed the overall recommendations regarding each named executive officer with the Board of Directors and secured full board approval.

Other Executive Compensation

First United Security provides programs to executives that also are available to other employees, including the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) and health insurance. Bancshares provides no pension programs.

This report furnished by the Compensation Committee:

Bruce N. Wilson, Chairman

Linda H. Breedlove

Gerald P. Corgill

John C. Gordon

Howard M. Whitted

COMPARATIVE STOCK PERFORMANCE

The following graph compares cumulative total shareholder returns on Bancshares’ common stock for the five years ended December 31, 2005, with that of The Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and The Carson Medlin Company’s Independent Bank Index, which covers 25 independent community banks located in the Southeastern United States including Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia (the “Independent Bank Index”). The graph shows the comparative values for $100 invested on December 31, 2000.1

	2000	2001	2002	2003	2004	2005
UNITED SECURITY BANCSHARES, INC.	100	148	165	322	381	317
INDEPENDENT BANK INDEX	100	124	154	210	249	252
S&P 500 INDEX	100	88	69	88	98	103

[1]	Source: The Carson Medlin Company.

AUDITOR SERVICES AND FEES

Mauldin & Jenkins, Certified Public Accountants, LLC (“Mauldin & Jenkins”) served as the principal accountant for the 2005 fiscal year, and Mauldin & Jenkins has been selected to serve as the principal accountant for the 2006 fiscal year.

On February 25, 2005, the Audit Committee of the Board of Directors notified Ernst & Young LLP (“Ernst & Young”) that they had been dismissed as Bancshares’ principal accountant, effective upon completion of the annual audit for Bancshares’ 2004 fiscal year, and notified Mauldin & Jenkins that they had been engaged to serve as Bancshares’ principal accountant for the 2005 fiscal year effective February 25, 2005. The Audit Committee approved the dismissal of Ernst & Young and the appointment of Mauldin & Jenkins.

Ernst & Young’s reports on Bancshares’ financial statements for the two years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Bancshares’ fiscal years ended 2003 and 2004, and from January 1, 2005 through February 25, 2005, there were no disagreements between Bancshares and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with its report. Furthermore, none of the “reportable events” as defined in the Federal securities laws occurred during Bancshares’ fiscal years ended 2003 and 2004, or from January 1, 2005 through February 25, 2005.

During Bancshares’ fiscal years ended 2003 and 2004, and from January 1, 2005 through February 25, 2005, the date of the engagement of Mauldin & Jenkins as Bancshares’ principal accountant, neither Bancshares nor anyone on its behalf consulted Mauldin & Jenkins regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on Bancshares’ financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event” as defined in the Federal securities laws.

A representative from Mauldin & Jenkins is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

During 2005 the Audit Committee of the Board of Directors adopted policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent auditor. Pursuant to these policies and procedures, the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to Bancshares by the independent auditor during the following twelve months.

Audit and Other Service Fees

The following table sets forth the aggregate fees billed to Bancshares for the audit and other services provided by Mauldin & Jenkins, Bancshares’ principal accountant for 2005 and by Ernst & Young, Bancshares’ principal accountant for 2004.

	2005	2004
Audit Fees	$105,000	$350,961
Audit-Related Fees	$22,803	$42,878
Tax Fees	$0	$6,570
All Other Fees	$0	$0

Audit Fees

These fees represent the aggregate fees billed for each of the last two fiscal years for services relating to the audit of Bancshares’ annual financial statements, the audit of management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, and the review of financial statements included in Bancshares’ Forms 10-Q.

Audit-Related Fees

These fees represent the aggregate fees billed for each of the last two fiscal years for services relating to employee benefit plan audits and potential business acquisitions. All of these services were pre-approved by the Audit Committee.

Tax Fees

These fees represent the aggregate fees billed for fiscal year 2004 for services relating to the preparation and filing of the 2003 Consolidated Federal Tax Return and other related State filings and fees for general tax compliance with Federal and State tax laws. All of these services were pre-approved by the Audit Committee.

All Other Fees

Other than the services reported in the categories described above, no other fees were billed for each of the last two fiscal years by Mauldin & Jenkins or Ernst & Young.

SHAREHOLDER PROPOSALS

If any shareholder wishes to present a proposal to be included in the proxy materials for Bancshares’ 2007 Annual Meeting of Shareholders, the shareholder must comply with applicable Exchange Act regulations, including adequate notice to Bancshares. Such proposals must be received at Bancshares’ executive offices on or before December 6, 2006 in order to be considered for inclusion in Bancshares’ proxy materials relating to such meeting.

A shareholder must notify Bancshares before February 19, 2007 of a proposal for the 2007 Annual Meeting which the shareholder intends to present other than by inclusion in Bancshares’ proxy materials. If Bancshares does not receive such notice prior to February 19, 2007, proxies solicited by the Board of Directors of Bancshares will be deemed to have conferred discretionary authority to vote upon any such matter.

Any proposal must be submitted in writing, by certified mail-return receipt requested, to the following address:

Larry M. Sellers, Secretary

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those set forth in the notice of the Annual Meeting and discussed in this Proxy Statement.

Bancshares will furnish to shareholders without charge, upon written request, a copy of Bancshares’ Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the SEC for the year ended December 31, 2005. Copies of the exhibits to the Form 10-K also will be available upon payment of a reasonable fee for copying charges.

Requests should be made to:

Larry M. Sellers, Secretary

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Please sign and date the enclosed proxy and return it by facsimile (334) 636-9606 or by mail in the accompanying envelope as promptly as possible. You may revoke the proxy by giving written notice of revocation to the Secretary of Bancshares at any time prior to the voting thereof, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

UNITED SECURITY BANCSHARES, INC.

Thomasville, Alabama

April 5, 2006

REVOCABLE PROXY

UNITED SECURITY BANCSHARES, INC.

☒  PLEASE MARK VOTES

      AS IN THIS EXAMPLE

SOLICITED BY THE BOARD OF DIRECTORS

UNITED SECURITY BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 9, 2006

The undersigned hereby appoints Hardie B. Kimbrough and R. Terry Phillips, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of United Security Bancshares, Inc. (“Bancshares”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of Common Stock of Bancshares, which the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders of Bancshares to be held on May 9, 2006, and at any and all adjournments or postponements thereof.

	For	With- hold	For All Except
1.The election of all the nominees listed below to serve as directors until the 2007 Annual Meeting of Shareholders or until their successors shall be elected and qualified.	☐	☐	☐

NOMINEES:
Dan R. Barlow	Hardie B. Kimbrough
Linda H. Breedlove	Jack W. Meigs
Gerald P. Corgill	R. Terry Phillips
Wayne C. Curtis	Ray Sheffield
John C. Gordon	Howard M. Whitted
William G. Harrison	Bruce N. Wilson

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
2. The approval of the proposed amendment to the Bylaws of United Security Bancshares, Inc. to increase the retirement age for directors from seventy (70) years to seventy-five (75) years.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

Please sign exactly as name appears herein and date this proxy in the space provided.

___________________________________________________________________________________	Date _____________
Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided or fax to (334) 636-9606.

UNITED SECURITY BANCSHARES, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL OR FAX YOUR PROXY TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY.